Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

LEGACY VENTURES INTERNATIONAL INC.

(the “Company”)

WHEREAS:

A.	Peter Sohn has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

B.	Ying Feng Lai has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Peter Sohn stepped down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and shall step down as a Member of the Board of Directors of the Company following the notice period provided by Section 14(f) of the Securities Exchange Act of 1934, and rule 14f-1 thereunder.

D.	Ying Feng Lai has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

Effective date: October 14, 2021

/s/ Peter Sohn
Peter Sohn

/s/ Ying Feng Lai
Ying Feng Lai